Exhibit 21


                         Subsidiaries of the Registrant

                                                               Jurisdiction of
Name                                                            Organization
----                                                            ------------

Progress Bank....................................................United States
     Progress Holdings, Inc......................................Pennsylvania
         Progress Leasing Company................................Maryland
     PBIC, Inc...................................................Delaware
     Pilot Financial Corporation.................................Pennsylvania
     Progress Sentry Corporation.................................Pennsylvania
KMR Management, Inc..............................................Pennsylvania
Progress Capital, Inc............................................Delaware
Progress Capital II, Inc.........................................Delaware
Progress Realty Advisors, Inc....................................Pennsylvania
Procall Teleservices, Inc........................................Pennsylvania
Progress Capital Management, Inc.................................Pennsylvania
Progress Development Corporation.................................Pennsylvania
Progress Financial Resources, Inc................................Delaware